AMERIS BANCORP
PERFORMANCE UNIT AWARD AGREEMENT
(Pursuant to the Ameris Bancorp 2021 Omnibus Equity Incentive Plan)
THIS PERFORMANCE UNIT AWARD AGREEMENT (the “Agreement”) is made and entered into on ___________ (the “Grant Date”), by and between Ameris Bancorp, a Georgia corporation (the “Company”), and ___________ (the “Participant”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Ameris Bancorp 2021 Omnibus Equity Incentive Plan (the “Plan”).
Section 1.    Performance Unit Award.
(a)The Company hereby grants to the Participant, subject to the terms and conditions of the Plan and this Agreement, an Award of Performance Units consisting of a target number of _______ Performance Units that may become earned and vested based on the level of achievement of the Performance Goals set forth on Appendix A attached hereto and incorporated herein by this reference (“Appendix A”). The actual number of Performance Units earned and vested will be based on the actual performance level achieved with respect to the Performance Goals. Each Performance Unit will entitle the Participant to receive, at such time as is determined in accordance with the provisions of the Plan and this Agreement, one fully paid, nonassessable share of the Company’s common stock, $1.00 par value per share (the “Common Stock”).
(b)The target number of Performance Units set forth in this Agreement is equal to the target number of shares of Common Stock that the Participant will earn and become vested in for 100% achievement of the Performance Goals (the “Target Award”). The actual number of shares of Common Stock that the Participant will earn and become vested in with respect to the Performance Units, if any, may be greater or less than the Target Award and will be based on the performance level achieved by the Company with respect to the Performance Goals, as set forth on Appendix A. The Company’s performance level is measured based on the threshold, target and maximum performance levels set forth on Appendix A. If actual performance is between performance levels, then the number of Performance Units earned and vested will be interpolated on a straight line basis for pro-rata achievement of the Performance Goals, rounded up or down to the nearest whole number, provided that failure to achieve the threshold performance level with respect to a Performance Goal will result in no Performance Units being earned and vested with respect to that Performance Goal.
(c)The Committee may, at any time prior to the final determination of whether the Performance Goals have been attained, change the Performance Goals to equitably reflect the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Company’s method of accounting, any change in applicable law, or any change due to any merger, consolidation, acquisition, reorganization, stock split, stock dividend, combination of shares or other change in the Company’s corporate structure, capitalization or shares, or any other change of a similar nature.
Section 2.     Vesting of Performance Units.
(a)Except as otherwise set forth in this Agreement, the Performance Units will become earned and vested based on the performance level achieved with respect to the Performance Goals, provided that a Termination of Service with respect to the Participant does not occur prior to the last day (the “Vesting Date”) of the applicable performance period set forth on Appendix A (the “Performance Period”).
(b)The Committee will, as soon as practicable following the last day of the Performance Period, certify: (i) the extent, if any, to which, each of the Performance Goals has been achieved with respect to the Performance Period; and (ii) the number of shares of Common Stock, if any, which the Participant will be entitled to receive pursuant to this Agreement. Such certification will be final, conclusive and binding on the Participant and on all other persons to the maximum extent permitted by applicable law. If the Committee makes a final determination that the Performance Goals have not been achieved, then the Participant will have no further rights to receive shares of Common Stock under this Agreement.
Section 3.    Issuance of Common Stock. The Participant will receive a distribution with respect to the Performance Units earned and vested pursuant to this Agreement, if any, within sixty (60) days following the date the Performance Units become earned and vested in accordance with Section 2 (the “Payment Date”); provided, however, that such distribution will be made no later than March 15 of the fiscal year following the end of the Performance Period. The distribution will be made with respect to the Performance Units on the Payment Date in shares of Common Stock, with each Performance Unit earned and vested equivalent to one share of Common Stock. In no event will any fractional shares be issued, and the total number of shares of Common Stock to be issued pursuant to this Agreement will, to the extent necessary, be rounded down to the next whole share of Common Stock in order to avoid the issuance of a fractional share.
Section 4.     Dividends and Dividend Equivalents.
(a)Prior to the issuance, if any, of shares of Common Stock to the Participant with respect to earned and vested Performance Units pursuant to Section 3, the Participant will not have any rights of a shareholder of the Company on account of the Performance Units.
(b)Notwithstanding the foregoing, if any dividend or other distribution, whether regular or extraordinary and whether payable in cash, securities or other property, is declared and paid on the outstanding Common Stock prior to the issuance of shares of Common Stock with respect to earned and vested Performance Units pursuant to Section 3 (i.e., those shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then an account will be established for the Participant on the books and records of the Company and credited with a dividend equivalent equal to the actual dividend or distribution which would have been paid on the Performance Units had shares of Common Stock been issued with respect to such Performance Units and been outstanding and entitled to that dividend or distribution. The dividend equivalents so credited will vest, if at all, at the same time as the Performance Units to which they relate and will be distributed to the Participant (in the same form as the actual dividend or distribution was paid to the holders of the Common Stock entitled to that dividend or distribution or in such other form as the Committee deems appropriate) concurrently with the issuance of shares of Common Stock with respect to the earned and vested Performance Units pursuant to Section 3.
Section 5.     Termination/Change of Status.
5.1.Termination Other Than for Death, Disability or Retirement. If a Termination of Service occurs with respect to the Participant (other than a Termination of Service due to death, Disability or Retirement) prior to the Vesting Date, then, irrespective of the level of achievement of the Performance Goals, the Participant will have no rights with respect to any portion of the Performance Units that have not become earned and vested as of the date of such Termination of Service, and the Participant will forfeit all rights to receive such Performance Units and the related shares of Common Stock.
5.2.Termination for Death or Disability. If a Termination of Service occurs with respect to the Participant due to the Participant’s death or Disability prior to the Vesting Date, then the Participant will earn and become vested in a pro-rata portion of the Performance Units, based on the actual performance results for the Performance Period, prorated for the portion of the Performance Period during which the Participant was employed by, or providing service to, the Employer. In such event, the remaining portion of the Performance Units which have not become so earned and vested shall be immediately forfeited, and the Participant shall have no further rights with respect to such Performance Units or the related shares of Common Stock.
5.3.Termination for Retirement. If a Termination of Service occurs with respect to the Participant due to the Participant’s Retirement prior to the Vesting Date, then, with the approval of the Committee or its designee (which may be withheld in its absolute discretion), the Participant will earn and become vested in a pro-rata portion of the Performance Units, based on the actual performance results for the Performance Period, prorated for the portion of the Performance Period during which the Participant was employed by, or providing service to, the Employer. In such event, the remaining portion of the Performance Units which have not become so earned and vested shall be immediately forfeited, and the Participant shall have no further rights with respect to such Performance Units or the related shares of Common Stock.
Section 6.     No Transfer or Pledge of Performance Units. The Performance Units issued hereunder may not be assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of. Any attempt to do so shall be null, void and without effect.
Section 7.     Taxes.
7.1    Withholding Taxes. The Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation payable to the Participant, the amount of any required withholding taxes in respect of the Performance Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. In the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:
(a)Tendering a cash payment;
(b)Authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Participant under this Agreement having a Fair Market Value equal to the amount required to be withheld; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the maximum amount of tax required to be withheld by applicable law; or
(c)Delivering to the Company previously owned and unencumbered shares of Common Stock with a Fair Market Value equal to the amount required to be withheld.
7.2    Tax-Related Items. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding (“Tax-Related

Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility, and the Company: (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Performance Units or the subsequent sale of any shares of Common Stock; and (ii) does not commit to structure the Award evidenced by this Agreement to reduce or eliminate the Participant’s liability for Tax-Related Items.
Section 8.     Change in Control. In the event a Change in Control occurs prior to the Vesting Date and prior to the occurrence of a Termination of Service with respect to the Participant, the Performance Period will end on the date of the Change in Control and the Performance Units will become earned and vested based on the greater of: (i) the Company’s actual performance level achieved with respect to the Performance Goals as of the date of the Change in Control; and (ii) the target performance level as to each Performance Goal, such that not less than 100% of the Target Award is earned and vested as of the date of the Change in Control. In such event, the remaining portion of the Performance Units which have not become so earned and vested shall be immediately forfeited, and the Participant shall have no further rights with respect to such Performance Units or the related shares of Common Stock.
Section 9.     No Right to Continued Employment. This Agreement shall not be construed as giving the Participant the right to be retained in the employ of the Employer, and the Employer may at any time dismiss the Participant from employment free from any liability or any claim under the Plan or this Agreement.
Section 10.     Clawback Rights. The Participant acknowledges and agrees that the Award evidenced by this Agreement is subject to any compensation, clawback or recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant, whether or not adopted before or after the Grant Date.
Section 11.     Governing Provisions. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, then the provisions of the Plan will govern.
Section 12.     Participant Acceptance. By signing this Agreement, the Participant agrees to be bound by the terms and conditions of the Plan and this Agreement and accepts the Award evidenced by this Agreement as of the Grant Date. The Participant accepts as binding, conclusive and final all decisions and determinations of the Committee upon any questions arising under this Agreement or the Plan. The Participant acknowledges delivery of the Plan and the Plan prospectus together with this Agreement.
Section 13.     Miscellaneous.
13.1.Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between the Company and the Participant concerning the Performance Units and the related shares of Common Stock, and supersede any prior or contemporaneous negotiations and understandings. The Company and the Participant have made no promises, agreements, conditions or understandings relating to the Performance Units or the related shares of Common Stock, either orally or in writing, that are not included in this Agreement or the Plan.
13.2.Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

13.3.Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which when signed by the Company and the Participant will be deemed an original and all of which together will be deemed the same Agreement. Electronic signatures in the form of handwritten signatures on a facsimile transmittal and scanned and digitized images of a handwritten signature (e.g., scanned document in PDF format) shall have the same force and effect as original manual signatures.
13.4.Compliance With Laws and Regulations. The award of Performance Units and the issuance of shares of Common Stock which may be issued pursuant to this Agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any governmental or regulatory agency as may be required.
13.5.Notice. Any notice to the Company provided for in this Agreement will be addressed to the Company in care of the Company’s Corporate Secretary at the Company’s corporate headquarters, and any notice to the Participant will be addressed to the Participant at the current address shown on the payroll records of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice will be delivered by hand, sent by facsimile or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or with an overnight courier.
13.6.Waiver; Amendment. Subject to the terms of the Plan, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, this Agreement; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the Participant shall not to that extent be effective without the consent of the Participant.
13.7.Successors and Assignment. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Participant and their respective heirs, successors and assigns, as applicable. However, neither the Performance Units nor this Agreement may be assigned or transferred except as otherwise set forth in this Agreement or the Plan.
13.8.Governing Law. The validity, construction and effect of the Plan and this Agreement, and any rules and regulations relating thereto, shall be determined in accordance with the laws of the State of Georgia without giving effect to conflicts of laws principles.
[Signature Page to Follow]

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the Grant Date.

AMERIS BANCORP:

By:
Name:
Title:

PARTICIPANT:

By:
Name:

EXHIBIT A
Performance Goals and Performance Period
        [To be determined at the time of grant.]